EXHIBIT 10.22

MICROCHIP TECHNOLOGY INCORPORATED
1994 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED MAY 6, 2019

I.    PURPOSE

This 1994 International Employee Stock Purchase Plan (“Plan”) is hereby established by Microchip Technology Incorporated, a Delaware corporation ("Microchip"), in order to provide eligible employees of foreign Microchip subsidiaries with the opportunity to acquire a proprietary interest in Microchip through the purchase of shares of Microchip common stock at periodic intervals with their accumulated payroll deductions. The Plan authorizes the grant of purchase rights which do not qualify under Code Section 423 pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Plan Administrator for such purpose.

II.    DEFINITIONS

For purposes of administration of the Plan, the following terms shall have the meanings indicated:

"Common Stock" means shares of Microchip common stock, par value $0.001 per share.

"Earnings" means regular base salary plus such additional items of compensation as the Plan Administrator may deem appropriate.

"Effective Date" means June 1, 1994. A list of the participating Foreign Subsidiaries is hereto attached as Schedule A. For any other Foreign Subsidiary, the effective date shall be determined by the Microchip Board of Directors or the Employee Committee of the Board of Directors prior to the time such Foreign Subsidiary is to become a participating company in the Plan.

"Eligible Employee" means any person who is engaged, on a regularly-scheduled basis, in the rendition of personal services outside the U.S. as an employee of a Foreign Subsidiary subject to the control and direction of that Foreign Subsidiary as to both the work to be performed and the manner and method of performance and has been designated as having the right to be granted purchase rights under the Plan.

"Entry Date" shall mean the first Trading Day of any Purchase Period. An Entry Date occurs on the first Trading Day in December or June.

"Foreign Subsidiary" means any non-U.S. Microchip subsidiary which elects, with the approval of the Microchip Board of Directors or the Employee Committee of the Board of Directors, to extend the benefits of this Plan to its Eligible Employees. The Foreign Subsidiaries participating in the Plan are listed on attached Schedule A.

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"Participant" means any Eligible Employee of a Foreign Subsidiary who is actively participating in the Plan.

"Purchase Period" means the first U.S. business day of December to the last U.S. business day of May and from the first U.S. business day of June to the last U.S. business day of November; provided that Purchase Periods commencing after June, 2014 shall run from the first U.S. business day of December to the first U.S. business day of June and from the first U.S. business day in June to the first U.S. business day of December.

"Service" means the period during which an individual performs services as an Eligible Employee and shall be measured from his or her hire date, whether that date is before or after the Effective Date of the Plan.

“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

III.    ADMINISTRATION

Each Foreign Subsidiary shall have responsibility for the administration of the Plan with respect to its Eligible Employees. Accordingly, the Plan shall, as to each Foreign Subsidiary, be separately administered by a plan administrator comprised of two or more Members of the Board of Directors, the Employee Committee of the Board of Directors, or a designee as may be appointed by either of them from time to time (“Plan Administrator”). The Plan Administrator shall have full authority to administer the Plan, including the authority to designate Eligible Employees that are granted purchase rights and the authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Plan Administrator shall be subject to ratification by the Microchip Board of Directors and, when so ratified, shall be final and binding on all parties who have an interest in the Plan.

IV.    PURCHASE PERIODS

A.    Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Article VIII.

B.    The Plan shall be implemented in a series of successive purchase periods, each to be of a duration of six (6) months. The initial purchase period will begin on June 1, 1994 and end on the last U.S. business day in November 1994. Subsequent purchase periods shall run from the first U.S. business day of December to the last U.S. business day of May and from the first U.S. business day of June to the last U.S. business day of November; provided that purchase periods commencing after June, 2014 shall run from the first U.S. business day of December to the first U.S. business day of June and from the first U.S. business day of June to the first U.S. business day of December.

C.    No purchase period shall commence under the Plan, nor shall any shares of Common Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Microchip

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Board of Directors and (ii) Microchip shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable statutory and regulatory requirements.

D.    The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the start date of the purchase period and shall be automatically exercised on the last U.S. business day of that purchase period.

E.    The acquisition of Common Stock through plan participation for any purchase period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent purchase period.

V.    ELIGIBILITY AND PARTICIPATION

A.Any Eligible Employee that has been designated as having the right to be granted purchase rights on a given Entry Date shall be eligible to participate in the Plan. Unless otherwise determined by the Plan Administrator, all Eligible Employees meeting the conditions under this Section V are eligible for the grant of purchase rights under the Plan.

B.Each Eligible Employee of each Foreign Subsidiary participating in the Plan may join the Plan in accordance with the following provisions:

-    An individual who is an Eligible Employee on a given Entry Date may enter that purchase period on such Entry Date, provided he/she enrolls in the purchase period on or before such Entry Date in accordance with Section V.C below. Should any such Eligible Employee not enter the purchase period on or before the given Entry Date, then he/she may not subsequently join that particular purchase period on any later date.

-    An individual who is an Eligible Employee but was not employed on a given Entry Date may not participate in that purchase period but will be eligible to join the Plan on the next Entry Date thereafter provided that he or she is then an Eligible Employee.

C.    To participate for a particular purchase period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) at least five U.S. business days before the start date of that purchase period.

D.    The payroll deduction authorized by the Participant shall be collected under the Plan in the currency in which paid by the Foreign Subsidiary and may be any multiple of one percent (1%) of the Earnings paid to the Participant during each purchase period, up to a maximum of ten percent (10%). Any changes or fluctuations in the exchange rate at which the currency collected from the Participant through such payroll deductions is converted into U.S. Dollars on each purchase date under the Plan shall be borne solely by the Participant. The deduction rate so authorized shall continue in effect for the entire purchase period and for each successive purchase period, except to the extent such rate is changed in accordance with the following guidelines:

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-    The Participant may, at any time during the purchase period, reduce his/her rate of payroll deduction. Such reduction shall become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than one such reduction during the same purchase period.

-    The Participant may, prior to the start date of any subsequent purchase period, increase or decrease the rate of his/her payroll deduction by filing the appropriate form with the Plan Administrator (or its designate). The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the new six (6)-month purchase period.

Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Section VII below.

VI.    STOCK SUBJECT TO PLAN

A.    The Common Stock purchasable under the Plan shall, solely in the discretion of the Microchip Board, be made available from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by Microchip, including shares of Common Stock purchased on the open market. The total number of shares reserved under the Plan prior to January 2007 is 348,593 shares, plus beginning January 1, 2007, and each January 1 thereafter during the term of the Plan, an automatic annual increase in shares reserved of one tenth of one percent (0.1%) of the then outstanding shares of Microchip Common Stock. The total number of shares which may be issued under the Plan shall not exceed the number reserved.

B.    In the event any change is made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without Microchip's receipt of consideration, appropriate adjustments shall be made by the Microchip Board of Directors to (i) the class and maximum number of securities issuable over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant during any one purchase period and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

VII.    PURCHASE RIGHTS

An Eligible Employee who participates in the Plan for a particular purchase period shall have the right to purchase shares of Common Stock upon the terms and conditions set forth below and shall execute a purchase agreement incorporating such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

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Purchase Price. Common Stock shall be issuable at the end of each purchase period at a purchase price equal to eighty-five percent (85%) of the lower of (i) the fair market value per share on the start date of that purchase period or (ii) the market price per share of Common Stock on the purchase date.

Valuation. The fair market value per share of Common Stock on any relevant date under the Plan shall be the closing selling price per share of Common Stock on that date, as officially quoted on the Nasdaq Global Select Market. If there is no quoted selling price for such date, then the closing selling price per share of Common Stock on the next day for which there does exist such a quotation shall be determinative of fair market value.

Number of Purchasable Shares.

-    The number of shares purchasable per Participant during each purchase period shall be determined as follows: first, the payroll deductions in the currency in which collected from the Participant during that purchase period shall be converted into U.S. Dollars on the last U.S. business day of the purchase period at the exchange rate in effect on that day; then, the U.S. Dollar amount calculated for the Participant on the basis of such exchange rate shall be divided by the purchase price in effect for such period to determine the number of whole shares of Common Stock purchasable on the Participant's behalf for that purchase period.

-    However, no Participant may, during any one purchase period, purchase more than one thousand eight hundred ninety-nine (1,899) shares of Common Stock.

-    And any provisions of the Plan to the contrary notwithstanding, no Participant shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Participant) would own capital stock of Microchip and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of Microchip or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of Microchip and its subsidiaries accrues at a rate which exceeds $25,000.00 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Payment. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions in the currency in which paid by the Foreign Subsidiary. Such deductions shall begin with the first full payroll period beginning with or immediately following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of such purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Foreign Subsidiary or Microchip and may be used for general corporate purposes. However, all purchases of Common Stock

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under the Plan shall be made in U.S. Dollars on the basis of the exchange rate in effect on the last day of each purchase period.

Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

-    A Participant may, at any time prior to the last five (5) business days of the Foreign Subsidiary falling within the purchase period, terminate his/her outstanding purchase right by filing the prescribed notification form with the Plan Administrator. No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the purchase period in which such termination occurs shall, at the Participant's election, be immediately refunded in the currency in which paid by the Foreign Subsidiary or held for the purchase of shares at the end of such purchase period. If no such election is made at the time the termination notice is filed, then the Participant's payroll deductions shall be refunded as soon as possible after the termination date of his/her purchase right.

-    The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) on or before the date he/she is first eligible to join the new purchase period.

-    If the Participant ceases to remain an Eligible Employee while his/her purchase right is outstanding, then such purchase right shall immediately terminate, and the payroll deductions collected from such Participant for the purchase period shall be promptly refunded in the currency in which paid by the Foreign Subsidiary to the Participant. However, should the Participant's cessation of Eligible Employee status occur by reason of death or permanent disability, then such individual (or the personal representative of a deceased Participant) shall have the following election, exercisable up until the last day of the purchase period:

-    to withdraw all of the Participant's payroll deductions for such purchase period, in the currency in which paid by the Foreign Subsidiary, or

-    to have such funds held for the purchase of shares at the end of the purchase period.

If no such election is made, then such funds shall be refunded as soon as possible after the end of the purchase period. In no event, however, may any payroll deductions be made on the Participant's behalf following his/her cessation of Eligible Employee status.

Stock Purchase. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions above) on the last U.S. business day of each purchase period. The purchase shall be effected as follows: first, each Participant's payroll

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deductions for that purchase period (together with any carryover deductions from the preceding purchase period) shall be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars at the exchange rate in effect on the purchase date, and then the amount of U.S. Dollars calculated for each Participant on the basis of such exchange rate shall be applied to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares set forth above) at the purchase price in effect for such purchase period. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock in the next purchase period. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant during the purchase period shall be promptly refunded to the Participant in the currency in which paid by the Foreign Subsidiary.

Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant in the currency in which paid by the Foreign Subsidiary.

Rights as Stockholder. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

A Participant shall be entitled to receive, as soon as practicable after the end of each purchase period, a stock certificate (as evidenced by the appropriate entry on the books of Microchip or of a duly authorized transfer agent of Microchip) for the number of shares purchased on the Participant's behalf. Such certificate will be issued in "street name" for immediate deposit in a designated brokerage account. Until the stock certificate evidencing such Shares is issued no right to vote or receive dividends or any other rights as a stockholder shall exist. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

Assignability. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

Change in Ownership. Should any of the following transactions (a "Corporate Transaction") occur during the purchase period:

(i)    a merger or other reorganization in which Microchip will not be the surviving corporation (other than a reorganization effected primarily to change the State in which Microchip is incorporated), or

(ii)    a sale of all or substantially all of Microchip's assets in liquidation or dissolution of Microchip, or

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(iii)    a reverse merger in which Microchip is the surviving corporation but in which more than fifty percent (50%) of Microchip's outstanding voting stock is transferred to person or persons different from those who held the stock immediately prior to such merger, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the effective date of such Corporate Transaction by applying the payroll deductions of each Participant for the purchase period in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the fair market value of the Common Stock on the start date of the purchase period in which such Corporate Transaction occurs or (ii) the fair market value of the Common Stock immediately prior to the effective date of such Corporate Transaction. Payroll deductions shall be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars on the basis of the exchange rate in effect on the purchase date, and the applicable share limitation of Article VII shall continue to apply to each such purchase. Should Microchip sell or otherwise dispose of its ownership interest in any Foreign Subsidiary participating in the Plan, whether through merger or sale of all or substantially all of the assets or outstanding capital stock of that Foreign Subsidiary, then a similar exercise of outstanding purchase rights shall be effected immediately prior to the effective date of such disposition, but only to the extent those purchase rights are attributable to the employees of such Foreign Subsidiary.

Microchip shall use its best efforts to provide at least ten (10) days advance written notice of the occurrence of any such Corporate Transaction, and the Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

VIII.    AMENDMENT AND TERMINATION

The Plan has been established voluntarily by Microchip. The Microchip Board of Directors may alter, amend, suspend or discontinue the Plan with respect to one or more Foreign Subsidiaries following the end of any purchase period. The Microchip Board may also terminate the Plan in its entirety immediately following the end of any purchase period. In such event, no further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

IX.    GENERAL PROVISIONS

A.    The Plan shall become effective on the designated effective date for each Foreign Subsidiary, provided Microchip shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable requirements established by law or regulation.

B.    The Plan shall terminate upon the earlier of (i) November 30, 2024 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

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C.    All costs and expenses incurred in the administration of the Plan shall be paid by the Foreign Subsidiary.

D.Neither the action of Microchip or the Foreign Subsidiary in establishing the Plan, nor any action taken under the Plan by the Microchip Board or the Plan Administrator, nor any provision of the Plan itself shall constitute any form of employment contract, be construed so as to grant any person the right to remain in the employ of the Foreign Subsidiary for any period of specific duration, and except where expressly prohibited by applicable law such person's employment may be terminated at any time, with or without cause.

E.    Participation in the Plan is voluntary and occasional and does not create any contractual or other right to participate in the Plan in the future, or benefits in lieu of participation in the Plan, even if the Participant has continually participated in the Plan in the past.

F.    Participation in the Plan does not constitute normal or expected salary or compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to past services for Microchip or the Foreign Subsidiary.

G.Microchip, Foreign Subsidiaries and the Plan Administrator must collect, use, and transfer personal data of Participants as described in this subsection in order to administer the Plan. By participating in the Plan, the Participant is consenting to the collection, transfer and use of personal data as generally described in this subsection except where requiring such consent is expressly prohibited by local law.

(i)Microchip and its Foreign Subsidiaries hold certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares of Common Stock or directorships held in Microchip, details of all participation in the Plan or other entitlement to Shares, for the purpose of managing and administering the Plan (“Data”).

(ii)Microchip and/or its Foreign Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration, and management of Participant’s participation in the Plan, and that Microchip and/or its Foreign Subsidiaries may each further transfer Data to identified third parties assisting them in the implementation, administration, and management of the Plan (“Data Recipients”).

(iii)These Data Recipients may be located in Participant’s country of residence or elsewhere, such as the United States. By participating under this Plan, the Participant authorizes the Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan, including any transfer of such Data, as may be required for Plan administration and/or the subsequent holding of Shares on Participant’s behalf, to a broker or third party with whom the Shares acquired on purchase may be deposited.

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Participant may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw Participant’s consent herein in writing by contacting Microchip. Withdrawing consent may affect Participant’s ability to participate in the Plan.

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SCHEDULE A

SUBSIDIARIES PARTICIPATING IN THE
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
Updated May 6, 2019

Foreign Subsidiaries below are approved for participation in the Plan, however participation of employees of Foreign Subsidiaries is subject to separate approval by the Microchip Board of Directors, or the Employee Committee of the Board of Directors.

Australia – Microchip Technology Australia PTY Ltd.
Australia – Hi-Tech Software PTY Ltd
Austria – Microchip Technology Austria GmbH
Belgium – Eqcologic NV
Canada – Microchip Technology Canada Inc.
Canada – Microsemi Semiconductor ULC
Canada – Microsemi Storage Solutions Ltd.
China – Microchip Technology Trading (Shanghai) Co., Ltd.
China – SST China Ltd.
Denmark – Microchip Technology Nordic ApS
Denmark – Microsemi Semiconductor Corporation A/S
Finland – Microchip Technology Finland OY
France – Microchip Technology Nantes
France – Microchip Technology Rousset.
France – Microchip Technology Sarl
France – Microsemi Europe SARL
France – Microsemi Power Module Products, SAS
Germany – K2L GmbH & Co. KG
Germany – Microchip Technology GmbH
Germany – Microchip Technology Germany II GmbH & Co. KG
Germany – Microchip Technology Germany GmbH
Germany – Microchip Automotive GmbH & Co. KG
Germany – Microchip Technology Munich GmbH
Germany – Microsemi Frequency and Time GmbH
Germany – Microsemi Semiconductor GmbH

A-1

Germany – Vectron International GmbH
Hong Kong – Microchip Technology Hong Kong Ltd.
Hong Kong - Microsemi (Hong Kong) Limited
Hong Kong – Supertex, Limited
Hungary – Microchip Technology Hungary Kft.
India – Microchip Technology (India) Private Limited
India – Microsemi Communications India Private Limited “Vitesse/ENT”
India – Microsemi India Private Limited
India – Microsemi Storage Solutions India Private Ltd
Ireland – Microchip Technology Ireland Limited
Ireland – Atmel Technologies Ireland Limited
Israel – Microchip Technology Israel Ltd.
Israel – Microsemi Israel Storage Solutions Ltd.
Israel – Microsemi P.O.E. Ltd
Israel – Wintegra Ltd.
Italy – Microchip Technology SRL
Italy – Microsemi Europe SRL
Italy – Microsemi Storage Solutions Europe Ltd.
Japan – Microchip Technology Japan K.K.
Japan – Microsemi Storage Solutions Japan K.K.
Korea – Microchip Technology Korea Ltd.
Korea – Microsemi (Hong Kong) Limited (Branch Office)
Korea – Microsemi Storage Solutions Korea Ltd
Macau – Microsemi Macau Commercial Offshore Limited
Malaysia – Arizona Microchip Technology (Malaysia) Sdn Bhd
Malaysia – Microchip Operations (Malaysia) Sdn. Bhd
Malaysia – Microsemi Semiconductor (Asia) Pte., Ltd. (Malaysian Branch)
Malaysia – Microsemi Solutions Sdn. Bhd.
México – Microchip Technology Mexico, S.DE R.L. DE C.V.
Netherlands – Microchip Technology (Netherlands) Europe B.V.
Netherlands – Microsemi Semiconductor XIC B.V.
Norway – Microchip Technology Norway AS
Philippines – MTI Advanced Test Development Corporation

A-2
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Philippines – Microchip Technology Operations (Philippines) Corporation
Philippines – Microsemi Semiconductors – Manila (Philippines), Inc.
Poland – Microchip Technology Sp. z o.o.
Romania – Microchip Technology SRL
Romania – Microchip Sales SRL
Singapore – Microchip Technology Singapore Pte Ltd.
Singapore – Microsemi Semiconductor (Asia) Pte., Ltd.
Spain – Microchip Technology S.L.
Spain – Microchip Technology Zaragoza S.L.U.
Sweden – Microchip Technology Sweden AB
Sweden – Microsemi Europe Limited Filial
Sweden – SMSC Sweden AB
Switzerland – Microchip Technology Switzerland SA
Taiwan – Microchip Technology (Barbados) II, Inc. Taiwan Branch
Taiwan – Microsemi Storage Solutions Hong Kong Ltd (Taiwan Branch)
Taiwan – SST Taiwan Ltd.
Thailand – Arizona Microchip Technology (Thailand) Ltd.
Thailand – Microchip Technology (Thailand) Co. Ltd.
United Kingdom – Microchip Limited
United Kingdom – Microchip Touch Solutions Limited
United Kingdom – Microsemi Europe Ltd.
United Kingdom – Microsemi Semiconductor Limited
United Kingdom – Microsemi Storage Solutions Europe, Ltd
United Kingdom – Silicon Storage Technology Ltd

A-3
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